EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Corporate Communications Investor Relations 949-926-5663 pandrew@broadcom.com

Eddy Hartenstein and William Morrow
Join Broadcom Board of Directors

IRVINE, Calif. – June 19, 2008 – Broadcom Corporation (Nasdaq: BRCM) today announced that Eddy W. Hartenstein, former Chairman and Chief Executive Officer of DIRECTV, Inc., and William T. Morrow, Chief Executive Officer of Pacific Gas & Electric Company, have joined the Broadcom Board of Directors.

Mr. Hartenstein, 57, a leading force in the development of modern-day satellite television, served in roles as DIRECTV’s CEO, Chairman, Vice Chairman and President from the company’s inception in 1990 until 2004, including as Vice Chairman of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation) from 2003 to 2004. He also served in senior executive positions at Hughes Communications, Inc., a satellite-based communications provider, and Equatorial Communications Services Company, a provider of telephony and data distribution services.

Mr. Hartenstein is a member of the National Academy of Engineering and was inducted into the Broadcasting and Cable Hall of Fame in 2002. He received an Emmy® Award for lifetime achievement from the National Academy of Television Arts and Sciences in 2007.

He earned B.S. degrees in Aerospace Engineering and Mathematics from California State Polytechnic University at Pomona, California, and an M.S. in Applied Mechanics from the California Institute of Technology in Pasadena, California.

Mr. Morrow, 48, joined PG&E in 2006 as President and Chief Operating Officer, and became Chief Executive Officer in 2007. Prior to PG&E, he served in a number of senior executive positions at international mobile communications group Vodafone Ltd. and Vodafone Group PLC, including Chief Executive Officer of Vodafone, Europe, and President of Vodafone KK in Japan. He also served in senior executive positions in Europe and Japan for wireless telecommunications carrier Airtouch International, including a Brussels-based assignment as Chief Technology Officer for Airtouch’s Belgacom Mobile-Proximus.

A graduate of Condie College and National University in San Diego, California, where he received B.S. degrees in Electrical Engineering and Business Administration, respectively, and a veteran of the U.S. Navy, Mr. Morrow began his telecommunications career at Pacific Bell, where he served from 1980 to 1994.

“We are very pleased to have both of these very seasoned, experienced and successful executives join our Board,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer.

“Prior to joining PG&E, Bill built a global reputation in the telecommunications industry as a ‘can do’ executive who made significant contributions in terms of operating efficiencies, customer service and value creation at multi-billion dollar wireless and wireline businesses in Asia and Europe,” Mr. McGregor said. “At DIRECTV, Eddy was both a strategist and an operational expert whose drive, determination, leadership and technical expertise were key to guiding the company from an upstart into a major competitive consumer service.”

“We look forward to their contributions and seasoned counsel as we pursue our many global opportunities for growth,” Mr. McGregor said.

Broadcom’s Board of Directors now has eight members, of which seven are independent directors. The members of the Board are: George L. Farinsky; Nancy H. Handel; Mr. Hartenstein; Chairman John E. Major; Mr. McGregor; Mr. Morrow; Alan E. Ross; and Robert E. Switz.

About Broadcom

Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, and holds over 2,600 U.S. and 1,200 foreign patents, more than 7,450 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions regarding Forward Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to the expected contributions of Messrs. Hartenstein and Morrow to the Board and Broadcom’s global growth opportunities. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:

•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;

•	the gain or loss of a key customer, design win or order;

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

•	our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	risks and uncertainties resulting from Broadcom’s recent equity award review, including potential claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that could result in civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review;

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	the quality of our products and any potential remediation costs;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;

•	problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	delays in the adoption and acceptance of industry standards in our target markets;

•	changes in our product or customer mix;

•	the volume of our product sales and pricing concessions on volume sales;

•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;

•	the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; and

•	the level of orders received that can be shipped in a fiscal quarter.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.